Exhibit 5(a)



                [Letterhead of Northwest Natural Gas Company]


                                    February 6, 2004



Northwest Natural Gas Company
220 N.W. Second Avenue
Portland, Oregon  97209

Ladies and Gentlemen:

         With respect to the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof by Northwest Natural Gas Company (the "Company") for the registration under the Securities Act of 1933, as amended ("Securities Act"), of $200,000,000 aggregate principal amount of (i) First Mortgage Bonds ("Bonds"), (ii) unsecured debt securities ("Unsecured Debt Securities"), (iii) Preferred Stock and (iv) Common Stock, $3 1/6 par value ("Common Stock"), together with the common share purchase rights appurtenant thereto ("Rights"), to be issued by the Company, and for the qualification under the Trust Indenture Act of 1939, as amended, of the Company's Mortgage and Deed of Trust, as supplemented ("Mortgage"), under which the Bonds are to be issued, and the Company's Indenture ("Indenture") under which the Unsecured Debt Securities are to be issued, I have reviewed such documents and records as I have deemed necessary to enable me to express an opinion on the matters covered hereby.

         Based upon the foregoing, I am of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Oregon.

     2. When issued and delivered as contemplated in the Registration Statement and a prospectus supplement with respect thereto:

         a) the Bonds will be legally issued and binding obligations of the Company;

         b) the Unsecured Debt Securities will be legally issued and binding obligations of the Company;

         c) the Preferred Stock will be legally issued, fully paid and non-assessable; and

         d) the Common Stock will be legally issued, fully paid and non-assessable and the Rights will be legally issued and binding obligations.

         For purposes of the opinions set forth above, I have assumed that:

         a) the securities which are the subject of such opinions will be issued and sold in compliance with the due authorization of the Company's Board of Directors or a duly authorized committee thereof in resolutions establishing or approving the terms and provisions thereof or, in the case of the Preferred Stock, the relative rights and preferences of such shares, and in compliance with an appropriate order or orders of the Public Utility Commission of Oregon and the Washington Utilities and Transportation Commission;

         b) in the case of the Bonds and the Unsecured Debt Securities, the terms and provisions of such securities shall have been established in accordance with the Mortgage or the Indenture, respectively; and

         c) in the case of the Preferred Stock, a certificate of designation with respect to the resolutions establishing the relative rights and preferences of such shares shall have been filed with the Secretary of State of the State of Oregon in the form and manner required by law.

         I am a member of the bar of the State of Oregon. As to all matters of New York law, I have relied upon an opinion of even date herewith addressed to you by Thelen Reid & Priest LLP which is filed as Exhibit 5(b) to the Registration Statement.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement, as it may be amended, and consent to such references to me as may be made in such Registration Statement and in the Prospectus. In giving the foregoing consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated by the Commission thereunder.

                                           Very truly yours,

                                           /s/ Beth A. Ugoretz

                                           Beth A. Ugoretz, Esq.



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